AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 2009
                                              REGISTRATION NO. 333-________
=============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                               EnzymeBioSystems
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             NEVADA                                          27-0464302
    -------------------------------                       -----------------
    (State or Other Jurisdiction of                       (I.R.S. Employer
     Incorporation or Organization)                      Identification No.)

                                      2834
                          ----------------------------
                          (Primary Standard Industrial
                             Classification Number)
                          ----------------------------

                           35595 Spatterdeock Lane
                               Solon, OH  44139
                                (440) 554-5417
        ----------------------------------------------------------------
              (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                              Ashot Martirosyan
                            35595 Spatterdeock Lane
                              Solon, OH  44139
                               (440) 554-5417
            --------------------------------------------------------
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                      WITH COPIES OF ALL CORRESPONDENCE TO:

                            THOMAS C. COOK, ESQ.
                       LAW OFFICES OF THOMAS C. COOK
                      500 N. RAINBOW BLVD., SUITE 300
                           LAS VEGAS, NV  89107
                          PHONE:  (702) 221-1925
                          FAX:    (702) 221-1963
                          ----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this registration statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     Indicate by check mark whether the registrant is a large accelerated filer, a Non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" In Rule 12b-2 of the Exchange Act.

     Large accelerated filer   [ ]          Accelerated filer         [ ]
     Non-accelerated filer     [ ]          Smaller reporting company [X]
     (Do not check if a smaller
      reporting company)


                       Calculation of Registration Fee

============================================================================
TITLE OF EACH                                     PROPOSED
CLASS OF                             PROPOSED     MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           REGISTERED(1)   SHARE(2)     PRICE         FEE
Common stock
$0.001 par value     1,000,000       $0.01       $    10,000   $     0.56

Common stock,       10,500,000 (3)   $0.01       $   105,000   $     5.86
$0.001 par value
                   ---------------------------------------------------------

TOTAL               11,500,000       $0.01       $   115,000    $    6.42
============================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

(2) Represents common shares currently outstanding to be sold by the selling security holders.

(3) There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown.
Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations of $0.01 per share is a bona fide estimate of the offering price in accordance with Rule 457(a). In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        ----------------------------------

-----------------------------------------------------------------------------
- The information in this prospectus is not complete and may be changed.    -
- We may not sell these securities until the registration statement filed   -
- with the SEC is effective.  This prospectus is not an offer to sell and   -
- it is not soliciting an offer to buy these securities in any state where  -
- the offer or sale is not permitted.                                       -
-----------------------------------------------------------------------------

              Subject to Completion, Dated _____________, 2009

                                  PROSPECTUS

                 Up to 11,500,000 shares of common stock

                                EnzymeBioSystems

We are registering up to 1,000,000 shares, representing 3.2% of our outstanding common stock if all shares are sold, for sale to investors by us at a price of $0.01 per share. This offering will terminate when all 1,000,000 shares are sold or if not all of the shares are sold the offering will close on December 31, 2009, unless we terminate it earlier.

We are also registering up to 10,500,000 shares, representing 34.4% of our current outstanding common stock, for sale by seven (7) of our existing shareholders:

Investing in the common stock involves risks. EnzymeBioSystems is a developmental stage company focused on becoming a contract research organization, or CRO, based in Ohio to assist pharmaceutical and biotechnology companies in developing drug compounds, biologics, and drug delivery services. Revenue for CROs is typically generated on a fee for service basis on either a time and materials or a fixed-price contract
arrangement with the client organization.   We have yet to begin our
operations, we have no income, and limited assets. We are in unsound financial condition, and you should not invest unless you can afford to lose your entire investment. As of June 30, 2009, EnzymeBioSystems had negative working capital of just over $47,000 and we rely on funding from our officers and directors to pay our obligations as they become due. If those officers and directors do not continue to advance the company money in the future then the company may not be able to pay its obligations as they become due. See "Risk Factors" beginning on page 6. Neither the U. S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have established an escrow account with our corporate attorney for funds received by us from prospective investors. There is no minimum for this offering, so shares will be issued by us to investors even if you are the sole purchaser in this offering.

Shares sold for our benefit, and shares sold by the selling shareholders on their own behalf, will be sold at a price of $0.01 per share.

The shares to be sold for our benefit will be offered by our officers and directors, namely, Ashot Martirosyan and Anushavan Yeranosyan, our President and Secretary, respectively, on a best efforts basis with no minimum. No underwriter will be used.

Our common stock is not currently traded on any national securities exchange and is not quoted on any over-the-counter market.

         The date of this prospectus is __________________, 2009

=============================================================================

                              Table of Contents
Part I

PROSPECTUS SUMMARY...................................................... 3
OUR COMPANY............................................................. 3
THE OFFERING............................................................ 4
SELECTED FINANCIAL INFORMATION.......................................... 5
RISK FACTORS RELATING TO OUR FINANCIAL CONDITION........................ 6
COMPANY RISK FACTORS.................................................... 8
RISK FACTORS RELATING TO OUR COMMON STOCK AND THIS OFFERING.............12
FORWARD-LOOKING STATEMENTS..............................................15
USE OF PROCEEDS.........................................................16
DILUTION................................................................17
SELLING SECURITY HOLDERS................................................18
DETERMINATION OF THE OFFERING PRICE.....................................19
PLAN OF DISTRIBUTION....................................................19
EXPENSES OF ISSUANCE AND DISTRIBUTION...................................21
DESCRIPTION OF SECURITIES...............................................22
DIVIDEND POLICY.........................................................22
DESCRIPTION OF BUSINESS.................................................23
DESCRIPTION OF PROPERTY.................................................28
LEGAL PROCEEDINGS.......................................................28
FINANCIAL STATEMENTS....................................................29
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............30
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............34
EXECUTIVE COMPENSATION..................................................36
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................39
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................39
LEGAL MATTERS...........................................................39
EXPERTS.................................................................40
WHERE YOU CAN FIND MORE INFORMATION.....................................40

Part II

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...........................II-1
INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................II-1
RECENT SALES OF UNREGISTERED SECURITIES...............................II-2
EXHIBITS..............................................................II-3
UNDERTAKINGS..........................................................II-4
SIGNATURES AND POWER OF ATTORNEY......................................II-5

                               PROSPECTUS SUMMARY

                               EnzymeBioSystems


The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 3. References to "we," "us," "our," "EnzymeBioSystems," or the "Company" mean EnzymeBioSystems.

                          Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend, and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

                                  Our Company

We were formed on June 26, 2009 as EnzymeBioSystems, a Nevada corporation.
We are a startup company that plans to manufacture specialty enzymes and enzyme related products. Activities to date have been limited primarily to organization, initial capitalization, establishing administrative offices in Solon, Ohio, and commencing our initial operational plans. As of the date of this offering circular, the Company has developed a business plan, established administrative offices and started obtaining materials to build its laboratory.

We a start-up company focused on becoming a manufacturing organization, based in Ohio to assist pharmaceutical and biotechnology companies in developing drug compounds, biologics, specialized enzymes and drug delivery services.
We foresee our three areas of business opportunity, to include: 1) buying raw materials to produce specialty enzymes in our lab facility and offer these products for sale to research facilities and pharmaceutical companies;
2) become a specialty contract manufacture for research universities and pharmaceutical companies that utilize enzymes in their research programs; and, 3) Publish in research and medical journals theoretical and practical applications of enzyme research, for the direct purpose of selling our research applications to research facilities.

We have generated no revenues, have incurred losses since our inception on June 26, 2009, and have relied upon the sale of our securities in unregistered transactions from our original founders to fund our operations. We are a development stage company and we do not expect to generate sufficient revenues in the next 12 months to sustain our operations. Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our corporate activities. Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our financial statements for the period from inception (June 26, 2009) to June 30, 2008, our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure by our registered independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our principal offices are located at 35595 Spatterdeock Lane, Solon, OH 44139. The telephone is (440) 554-5417.

The Offering

Securities Offered:

Shares Offered by EnzymeBioSystems:      We are registering to sell to new
                                         investors up to 1,000,000 shares of
                                         common stock.  We will sell these
                                         shares to new investors at $0.01 per
                                         share.

Shares Offered by Selling Shareholders:  We are registering 10,500,000 shares for sale by seven (7) selling
                                         shareholders (see list of Selling
                                         Shareholders):

Use of proceeds                          If we are successful at selling all
                                         the shares being offered by our
                                         Company, our gross proceeds from such
                                         offering will be $10,000.  We intend
                                         to use these proceeds to purchase
                                         raw materials to produce specialty
                                         enzymes, packaging costs and marketing
                                         expenses.  We will not receive any
                                         proceeds from the sale of shares
                                         shares by the selling stockholders.


We are registering up to 10,500,000 shares for resale by existing holders of our common stock; and 1,000,000 shares of our common stock to be sold by our officers and directors at $0.01 per share.

                          Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

The summary information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements and notes thereto included elsewhere in this Prospectus.


Balance Sheet Data


                                       As of
                                      June 30,
                                       2009
                                     (Audited)
                                    --------------
Working Capital                     $   30,500
Total Assets                        $   30,500
Total Liabilities                   $        0

Income Statement Data

                                        From
                                     June 26, 2009
                                     (Inception)
                                     to June 30,
                                        2009
                                     (Audited)
                                     ---------

Revenues                            $        0
Expenses                            $      500
Net (Loss) before
    beneficial interest             $
Beneficial Conversion Feature
    of Preferred stock              $
Net income (loss)                   $     (500)


As of June 30, 2009, we had $30,500 working capital, the funds held in our attorney's escrow account and an accumulated loss of $500 since inception. The $500 expense represents incorporation fees.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this Prospectus before deciding whether to purchase our common stock.

If any of the following risks actually occur, our business, financial condition, and results of operations could be harmed. An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock. If any of the following risks occur, our business, operating results, and financial condition could be seriously harmed. T he trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.


RISK FACTORS RELATING TO OUR FINANCIAL CONDITION
------------------------------------------------

1. WE HAVE A LIMITED OPERATING HISTORY AND LIMITED HISTORICAL FINANCIAL INFORMATION UPON WHICH YOU MAY EVALUATE OUR PERFORMANCE.

We only have a limited history and we are subject to all risks inherent in a developing business enterprise. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with manufacturing specialty enzymes and the competitive and regulatory environment in which we operate. You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of research. We may not successfully address these risks and uncertainties or successfully implement our operating and acquisition strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment. Even if we accomplish these objectives, we may not generate positive cash flows or profits we anticipate in the future.

2. AS WE HAVE NEVER REPORTED REVENUES SINCE OUR INCEPTION, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our financial statements included with this Registration Statement for the year ended June 30, 2009, have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended June 30, 2009. If we are not able to achieve revenues, then we likely will be forced to cease operations and investors will likely lose their entire investment.

3. IT IS DIFFICULT TO EVALUATE THE LIKELIHOOD THAT WE WILL ACHIEVE OR MAINTAIN PROFITABILITY IN THE FUTURE.

We have prepared audited financial statements for the year end for June 30, 2009. Our ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to our ability to generate revenues or raise sufficient financing. It is important to note that even if the appropriate financing is received, there is no guarantee that we will ever be able to operate profitably or derive any significant revenues from its operation.


4. IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY AGAINST LARGER BIOMEDICAL MANUFACTURERS WITH GREATER RESOURCES, OUR PROSPECTS FOR FUTURE SUCCESS WILL BE JEOPARDIZED.

We face intense competition from larger and better-established biomedical manufacturers that may prevent us from ever becoming a significant company. Management expects the competition to intensify in the future. Pressures created by our competitors could negatively impact our business, results of operations and financial condition.

Many of our potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing, technical and other resources. In addition, our competitors may acquire or be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed competitors. Therefore, some of our competitors with other revenue sources may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to product development. Increased competition may result in reduced operating margins, loss of market share and diminished value in our brands. There can be no assurance that we will be able to compete successfully against current and future competitors.

COMPANY RISK FACTORS
--------------------

5. IF WE ARE UNABLE TO RESPOND EFFECTIVELY AS TECHNOLOGIES AND MARKET TRENDS EMERGE, OUR COMPETITIVE POSITION AND OUR ABILITY TO GENERATE REVENUES AND PROFITS MAY BE HARMED.

To be successful, we must keep pace with rapid changes in enzyme research and technology, changing customer requirements, new innovations by competitors and evolving industry standards, any of which could render our existing products obsolete if we fail to respond in a timely manner. For example, if new enzyme applications are introduced by our competitors not part by our technology, or if effective new sources of enzymes are discovered, our future products and technology could become less competitive or obsolete. If competitors develop innovative applications and technology that is superior to ours, or if we fail to accurately anticipate market trends and respond on a timely basis with our own innovations, our potential competitive position may be harmed and we may not achieve sufficient growth in our revenues to attain, or sustain, profitability.

6.  THERE MAY BE A POSSIBLE INABILITY TO FIND SUITABLE EMPLOYEES.

In order to implement our business plan, management recognizes that additional staff will be required. No assurances can be given that we will be able to find suitable employees that can support our needs or that these employees can be hired on favorable terms.


7.  WE MAY BE LIABLE FOR THE PRODUCTS WE PLAN TO PRODUCE.

There is no guarantee that the level of insurance coverage we secure will be adequate to protect us from risks associated with claims that exceed the level of coverage maintained. As a result of our limited operations to date, no threatened or actual claims have been made upon us for product liability.


8. THE ENZYME COMPOUND INDUSTRY IS SUBJECT TO PRICING PRESSURES THAT MAY CAUSE US TO REDUCE THE FUTURE GROSS MARGINS FOR OUR PRODUCTS.

To be competitive, we might be required to adjust our prices in response to industry-wide pricing pressures. Our competitors may possibly source from regions with lower costs than those of our sourcing partners and those competitors may apply such additional cost savings to further reduce prices.

Moreover, increased customer demands for markdown allowances, incentives and other forms of economic support reduce our gross margins and affect our profitability. Our financial performance may be negatively affected by these pricing pressures if we are forced to reduce our prices without being able to correspondingly reduce our costs for finished goods or if our costs for finished goods increase and we cannot increase our prices.

9. THE LOSS OF ONE OR MORE OF OUR FUTURE SUPPLIERS OF RAW MATERIALS MAY INTERRUPT OUR SUPPLIES.

We plan to purchase our raw materials from a limited number of third-party suppliers. We do not have any material or long-term contracts with any of our suppliers. Furthermore, our future suppliers also purchase the components of our products from a limited number of suppliers. The loss of one or more of these vendors could interrupt our supply chain and impact our ability to deliver products to our customers, which would have a material adverse effect on our future net sales and profitability.

10. INCREASES IN THE PRICE OF RAW MATERIALS USED TO MANUFACTURE OUR ENZYME PRODUCTS COULD MATERIALLY INCREASE OUR COSTS AND DECREASE OUR PROFITABILITY.

The prices for enzyme components are dependent on the market price for the raw materials used to produce them. There can be no assurance that prices for these and other raw materials will not increase in the near future.

These raw materials are subject to price volatility caused by supply conditions, power outages, government regulations, economic climate and other unpredictable factors. Any raw material price increase would increase our cost of sales and decrease our future profitability unless we are able to pass higher prices on to our customers. In addition, if one or more of our competitors is able to reduce its production costs by taking advantage of any reductions in raw material prices or favorable sourcing agreements, we may face pricing pressures from those competitors and may be forced to reduce our prices or face a decline in net sales, either of which could have a material and adverse effect on our business, results of operations and financial condition.

11. WE DO NOT OWN EQUIPMENT WITH THE CAPACITY TO MANUFACTURE PRODUCTS ON A COMMERCIAL SCALE. IF WE ARE UNABLE TO ACCESS THE CAPACITY TO MANUFACTURE PRODUCTS IN SUFFICIENT QUANTITY, WE MAY NOT BE ABLE TO COMMERCIALIZE OUR PRODUCTS OR GENERATE SIGNIFICANT SALES.

We have only limited experience in enzyme manufacturing, and we do not have our own internal capacity to manufacture specialty enzyme products on a commercial scale. We expect to be dependent to a significant extent on third parties for commercial scale manufacturing of our specialty enzyme products. We do not have any arrangements with third parties that have the required manufacturing equipment and available capacity to manufacture our commercial enzymes. While we plan to build our own pilot development facility, we will continue to depend on third parties for large-scale commercial manufacturing. Any difficulties or interruptions of service with our third party manufacturers or our own pilot manufacturing facility could disrupt our research and development efforts, delay our commercialization of specialty enzyme products, and harm our relationships with our specialty enzyme strategic partners, collaborators, or customers.

12.  WE HAVE ONLY LIMITED EXPERIENCE IN INDEPENDENTLY DEVELOPING,
MANUFACTURING, MARKETING, SELLING, AND DISTRIBUTING COMMERCIAL SPECIALTY ENZYME PRODUCTS.

We currently have only limited resources and capability to develop, manufacture, market, sell, or distribute specialty enzyme products on a commercial scale. We will determine which specialty enzyme products to pursue independently based on various criteria, including: investment required, estimated time to market, regulatory hurdles, infrastructure requirements, and industry-specific expertise necessary for successful commercialization. At any time, we may modify our strategy and pursue collaborations for the development and commercialization of some specialty enzyme products that we had intended to pursue independently. We may pursue specialty enzyme products that ultimately require more resources than we anticipate or which may be technically unsuccessful. In order for us to commercialize more specialty enzyme products directly, we would need to establish or obtain through outsourcing arrangements additional capability to develop, manufacture, market, sell, and distribute such products. If we are unable to successfully commercialize specialty enzyme products resulting from our internal product development efforts, we will continue to incur losses in our specialty enzymes business, as well as in our business as a whole. Even if we successfully develop a commercial specialty enzyme product, we may not generate significant sales and achieve profitability in our specialty enzymes business, or in our business as a whole.

13. WE ARE SUBJECT TO ALL GOVERNMENTAL RULES, LAWS AND REGULATIONS RELATING TO THE BIOMEDICALS INDUSTRY IN THE U.S.

We are subject to all governmental rules, laws and regulations relating to the biomedicals industry in the U.S., and we fully intend to comply therewith. However, there is no assurance the governmental agencies having jurisdiction over us, our operations and properties, will not enact laws, rules and/or regulations in the future which may have an adverse impact on us and our operations.

14. OUR RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED BY ENVIRONMENTAL, HEALTH AND SAFETY LAWS, REGULATIONS AND LIABILITIES.

We are subject to various federal, state and local environmental laws and regulations, including those relating to the discharge of materials into the air, water and ground, the generation, storage, handling, use, transportation and disposal of hazardous materials, and the health and safety of our employees. In addition, some of these laws and regulations require our contemplated facilities to operate under permits that are subject to renewal or modification. These laws, regulations and permits can often require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment. A violation of these laws and regulations or permit conditions can result in substantial fines, natural resource damages, criminal sanctions, permit revocations and/or facility shutdowns.

15. OUR MANAGEMENT CONTROLS A LARGE BLOCK OF OUR COMMON STOCK THAT WILL ALLOW THEM TO CONTROL THE COMPANY.

As of June 30, 2009, our officers and directors owned approximately 65% of our outstanding common stock. Upon completion of this offering, our officers and directors will own approximately 63% of then issued and outstanding shares, and will be able to elect all of the directors and continue to control EnzymeBioSystems. Investors will own a minority percentage of the Company's common stock and will have minority voting rights. Investors will not have the ability to control either a vote of the Company's Shareholders or Board of Directors.

16. OUR MANAGEMENT HAS DISCRETION AS TO HOW TO USE ANY PROCEEDS FROM THE SALE OF SECURITIES.

The net proceeds from the sale of our common stock under this offering will be used for the purposes described under "Use of Proceeds." We reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which our management deems to be in the best interests of the company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this Offering. Investors for the common stock offered hereby will be entrusting their funds to our management, upon whose judgment and discretion the investors must depend.

17.  SOME OF OUR OFFICERS AND DIRECTORS HAVE OTHER BUSINESS VENTURES.

As disclosed in their biographies contained herein, some of our officers and directors work with other companies in addition to their work for us. Although none of our officers and directors are currently working for any other companies in the biomedical industry, they are not prohibited from doing so.

Ashot Martirosyan, our President plans to devote 40 hours per week of his time to our business; and Anushavan Yeranosyan, our Secretary/Treasure plans to devote 20 hours per week of his time to our business. Anushavan Yeranosyan other activities might prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his involvement in other activities.

If one or more of our officers or directors began working for another biomedical company it could take away from the time they currently spend working on our business affairs and could create a potential conflict of interest.

RISK FACTORS RELATING TO OUR COMMON STOCK AND THIS OFFERING
-----------------------------------------------------------

18. CERTAIN SHARES OF OUR COMMON STOCK ARE RESTRICTED FROM IMMEDIATE RESALE. THE LAPSE OF THOSE RESTRICTIONS, COUPLED WITH THE SALE OF THE RELATED SHARES IN THE MARKET, OR THE MARKET'S EXPECTATION OF SUCH SALES, COULD RESULT IN AN IMMEDIATE AND SUBSTANTIAL DECLINE IN THE MARKET PRICE OF OUR COMMON STOCK.

All of our shares of common stock are restricted from immediate resale in the public market. The restricted shares are restricted in accordance with Rule 144, which states that if unregistered, restricted securities are to be sold, a minimum of one year must elapse between the later of the date of acquisition of the securities from the issuer or from an affiliate of the issuer, and any resale of those securities in reliance on Rule 144. The Rule 144 restrictive legend remains on the stock until the holder of the stock holds the stock for longer than six months (unless an affiliate) and meets the other requirements of Rule 144 to have the restriction removed. The sale or resale of those shares in the public market, or the market's expectation of such sales, may result in an immediate and substantial decline in the market price of our shares. Such a decline will adversely affect our investors, and make it more difficult for us to raise additional funds through equity offerings in the future.


19. WE HAVE NEVER DECLARED DIVIDENDS ON OUR COMMON STOCK AND DO NOT PLAN TO DO SO IN THE FORESEEABLE FUTURE.

We intend to retain any initial future earnings to fund operations and expand our business. A holder of common stock will be entitled to receive dividends only when, as, and if declared by the Board of Directors out of funds legally available therefore. We have never issued dividends on our common stock. Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, and other circumstances.


20. HOLDERS OF OUR COMMON STOCK HAVE A RISK OF POTENTIAL DILUTION IF WE ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE.

Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our common stock, the future issuance of additional shares of our common stock would cause immediate, and potentially substantial, dilution to the net tangible book value of those shares of common stock that are issued and outstanding immediately prior to such transaction. Any future decrease in the net tangible book value of our issued and outstanding shares could have a material effect on the market value of the shares.

21.  SHARES OF OUR COMMON STOCK HAVE LIMITED TRANSFERABILITY AND LIQUIDITY.

To satisfy the requirements of certain exemptions from registration under the Securities Act, and to conform with applicable state securities laws, each investor must acquire his Shares for investment purposes only and not with a view towards distribution. Consequently, certain conditions of the Securities Act may need to be satisfied prior to any sale, transfer, or other disposition of the shares. Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements from EnzymeBioSystems, limitations on the percentage of shares sold and the manner in which they are sold. EnzymeBioSystems can prohibit any sale, transfer or disposition unless it receives an opinion of counsel provided at the holder's expense, in a form satisfactory to EnzymeBioSystems, stating that the proposed sale, transfer or other disposition will not result in a violation of applicable federal or state securities laws and regulations. No public market currently exists for the Shares and if any market does develop it is expected to be limited. Consequently, owners of the shares may have to hold their investment indefinitely and may not be able to liquidate their investments in EnzymeBioSystems or pledge them as collateral for a loan in the event of an emergency.


22. THE PRICE OF OUR COMMON STOCK OFFERED IN THE OFFERING HAS BEEN ARBITRARILY ESTABLISHED BY OUR MANAGEMENT.

The price of our common stock offered hereunder has been arbitrarily established by our management, considering such matters as the state of our business and the general condition of the industry in which we operate. The offering price bears no relationship to our assets, revenues, net worth, or any other objective criteria of value applicable to our company.

23. THERE HAVE NO COMMITMENTS TO PURCHASE ANY OF OUR COMMON STOCK OFFERED HEREUNDER.

There is no commitment of any kind on the part of anyone to purchase all or any part of the 1,000,000 shares being offered hereby; consequently, we can give no assurance that all or any of the shares will be sold.

24. WE DO NOT HAVE INSURANCE AND, THEREFORE, LIABILITY WE INCUR COULD HAVE SUBSTANTIAL IMPACT ON OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have limited capital and, therefore, we do not currently have a policy of insurance against liabilities arising out of the negligence of our officers and directors and/or arising from deficiencies in any of our business operations. Even assuming we obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against us, our officers and directors, or our business operations or assets. Any such liability which might arise could be substantial and would likely exceed our total assets. However, our Articles of Incorporation and Bylaws provide for indemnification of officers and directors to the fullest extent permitted under Arizona law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

25. IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD AND AS A RESULT, INVESTORS MAY BE MISLED AND LOSE CONFIDENCE IN OUR FINANCIAL REPORTING AND DISCLOSURES, AND THE PRICE OF OUR COMMON STOCK MAY BE NEGATIVELY AFFECTED.

The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. A "significant deficiency" means a deficiency or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness yet important enough to merit attention by those responsible for oversight of the Company's financial reporting. A "material weakness" is a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

Failure to provide effective internal controls may cause investors to lose confidence in our financial reporting and may negatively affect the price of our common stock. Moreover, effective internal controls are necessary to produce accurate, reliable financial reports and to prevent fraud. If we have deficiencies in our internal controls over financial reporting, these deficiencies may negatively impact our business and operations.


26.  CURRENTLY, THERE IS NO MARKET FOR OUR SECURITIES.

There is presently no market for our securities and there can be no assurance that any such market will develop. In the event a public trading market does develop, there is no assurance it will continue. Therefore, any investment in our common stock may be highly illiquid and without a market value.

27.  LOW-PRICED STOCKS MAY AFFECT THE RESELL OF OUR SHARES.

Penny Stock Regulation Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock; the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. When the Registration Statement becomes effective and the Company's securities become registered, the stock will likely have a trading price of less than $5.00 per share and will not be traded on any exchanges. Therefore, the Company's stock is initially selling at $0.01 per share they will become subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.


SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under "Risk Factors" and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

                               Use of Proceeds
                               ---------------

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders. However, we will receive up to $10,000 in proceeds from the sale of shares offered by us under this prospectus. The proceeds we receive shall be used to further purchase raw materials to produce specialty enzymes. The use of proceeds include:

Use of Proceeds
---------------
                               Maximum     Percent
                               --------   --------
Total Proceeds                 $10,000      100.0%

Less: Offering Expenses

Commissions & Finders Fees     $     0
Transfer Agent fees*           $   700       7.0%
Copying*                       $   300       3.0%
                               -------------------
TOTAL OFFERING EXPENSES        $ 1,000      10.0%

Net Proceeds From Offering     $ 9,000       90.0%

Use of Proceeds:

Raw Materials to produce
specialty enzymes              $ 5,000       50.0%

Packaging of proprietary       $ 1,000       10.0%
   enzyme products

Marketing Expense              $ 3,000       30.0%
  (sample distribution to
   potential customers)
                              ---------------------

Total Use of Net Proceeds      $ 9,000       90.0%
                               --------------------

Total Use of All Proceeds      $10,000       100.0%
                               =======      =======

*Estimated Expenses

                                   DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of EnzymeBioSystems issued and outstanding stock. This is due in part to our founding shareholders, who received shares of our common stock at our formation or in exchange for cash put in the company, paid $30,500 for 30,500,000 shares, or $0.001 per share for their shares. The following table sets forth on a pro forma basis at June 30, 2009, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price paid per share (assuming a proposed public offering price of $0.01 per share).

The dilution calculations we have set forth in this section reflect an offering price of $0.01 per share.

As of June 30, 2008, we had a net tangible book deficit of $30,500 or $0.001 per share of issued and outstanding common stock. After giving effect to the sale of the shares proposed to be offered in the maximum offering of 1,000,000 shares, the net tangible book value at that date would have been $40,500 or $0.0013 per share. This represents an immediate increase in net tangible book value of $0.0003 per share to existing shareholders and an immediate dilution of $0.008 per share to new investors.

The following table illustrates the dilution to the purchaser of the common stock in this offering.

                            Dilution Table
                            --------------

                                     Maximum Offering
                                     ----------------
     Net tangible book value per
     share at June 30, 2009               $0.001

     Net tangible book value after
     this Offering                        $0.0013

     Increase per share attributable
     to new stockholders                  $0.0003

     Dilution                             $0.00871

     Dilution as percentage of
     purchase price                        87.14%


                         Selling Security Holders
                         ------------------------

The following table sets forth the shares beneficially owned, as of June 30, 2009, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold. None of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

The shares were offered and sold to the selling stockholders as founders of the Company under Section 4(2) of the Securities Act as a transaction not involving a public offering. None of the selling stockholders are affiliates or controlled by our affiliates and none of the selling stockholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.



Selling Security Holders

                                     Shares     Percent   Shares    Percent
                         Shares for  before     before    after     after
Selling Security Holder    sale      offering   offering  offering  offering(1)
-------------------------------------------------------------------------------
Edgar Nalbandyan        1,500,000    1,500,000    4.9%    1,500,000     4.7%
Lida Gevorgyan          1,500,000    1,500,000    4.9%    1,500,000     4.7%
Haikanush Yeranossian   1,500,000    1,500,000    4.9%    1,500,000     4.7%
Frounz Yeranossian      1,500,000    1,500,000    4.9%    1,500,000     4.7%
Anton Yeranossian       1,500,000    1,500,000    4.9%    1,500,000     4.7%
Hasmik Hayrapetyan      1,500,000    1,500,000    4.9%    1,500,000     4.7%
Karine Abrahamyan       1,500,000    1,500,000    4.9%    1,500,000     4.7%

-------------------------------------------------------------------------------
Totals                 10,500,000   10,500,000   34.3%   10,500,000   32.9%


(1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 30,500,000 shares of common stock issued and outstanding as of June 30, 2009 and 31,500,000 shares of common stock after the offering is completed.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.


DETERMINATION OF OFFERING PRICE

There is no established public market for the shares we are registering. Our management has established the price of $0.01 per share based upon their estimates of the market value of EnzymeBioSystems and the price at which potential investors might be willing to purchase the shares offered.

We are registering up to 10,500,000 shares for resale by existing holders of our common stock. Additionally, we are registering up to 1,000,000 shares to be offered by our Company. If we are successful at selling all of the shares being offered by our Company, our gross proceeds from such offering will be $10,000.


PLAN OF DISTRIBUTION

The Offering

We are offering up to a total of 11,500,000 shares. The offering price is $0.01 per share. The offering will terminate when all 1,000,000 shares are sold or if not all of the shares are sold, the offering will close on December 31, 2009, unless we terminate it earlier. The offering relates to the sale by us of up to 1,000,000 shares of common stock and to the resale by certain selling security holders of the Company of up to 10,500,000 shares of common stock.

The offering is being conducted on a self-underwritten, best effort basis, which means our officers/directors will attempt to sell the shares. We cannot assure you that all of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may not be able to sell all of 1,000,000 shares in this offering. All subscription funds will be held in our attorney's Trust Account.

The shares will be offered at a price of $0.01 per share from the effective date of this prospectus until December 31, 2009, unless terminated by our board of directors. Certificates for shares purchased will be issued and distributed promptly provided all shares are sold, the subscription is accepted and "good funds" are received in our escrow account.

The proceeds from the sale of the shares in this offering will be payable to Thomas C. Cook Client Trust Account fbo EnzymeBioSystems.

We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

We have no intention of inviting broker-dealer participation in this offering.

Our officers and directors intend to seek to sell the common stock to be sold by us in this offering by contacting persons with whom they have had prior contact who have expressed interest in us, and by seeking additional persons who may have interest through various methods such as mail, telephone, and email. Any solicitations by mail or email will be preceded by or accompanied by a copy of this Prospectus. We do not intend to offer the securities over the Internet or through general solicitation or advertising. Our officers and directors are relying on an exemption from registration as a broker-dealer pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 in that they are not statutorily disqualified, are not associated with a broker or dealer, are not receiving compensation related to these transactions, and perform substantial other duties for us.

We anticipate that a market maker will apply to have our common stock traded on the over-the-counter bulletin board at some point in the future, but there is no guarantee this will occur. If successful, the selling stockholders will be able to sell their shares referenced under "Selling Security Holders" from time to time on the over-the-counter bulletin board in privately negotiated sales, or on other markets, at prevailing market rates. If our common stock is not listed on the over-the-counter bulletin board, the selling stockholders may sell their shares in privately negotiated transactions. Any securities sold in brokerage transactions will involve customary brokers' commissions.

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders, who may be deemed to be underwriters in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Expenses of Issuance and Distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.


Nature of Expenses:
                                                                Amount
                                                                ------
U. S. Securities and Exchange Commission registration fee       $    6
Legal fees and miscellaneous expenses*                          $1,000
Audit Fees                                                      $2,500
Transfer Agent fees*                                            $  500
Printing*                                                       $  294
                                                                ------
Total                                                           $4,300
                                                                ======

*Estimated Expenses

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them. The selling stockholders and any brokers, dealers or agents that participate in the distribution of common stock may be considered underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by those underwriters, brokers, dealers or agents may be considered underwriting discounts and commissions under the Securities Act of 1933.

In accordance with Regulation M under the Securities Exchange Act of 1934, neither we nor the selling stockholders may bid for, purchase or attempt to induce any person to bid for or purchase, any of our common stock while we or they are selling stock in this offering. Neither we nor any of the selling stockholders intends to engage in any passive market making or undertake any stabilizing activity for our common stock. None of the selling stockholders will engage in any short selling of our securities. Further, under the rules and regulations of the NASD, any broker-dealer may not receive discounts, concessions, or commissions in excess of 8% in connection with the sale of any securities registered hereunder.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 195,000,000 shares of common stock, par value $0.001. We have 5,000,000 shares of preferred stock authorized, par value $0.001. As of June 30, 2009, there are 30,500,000 shares of our common stock issued and outstanding, held by nine (9) shareholders of record and no preferred shares issued.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never issued any dividends and do not expect to pay any stock dividend or any cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared on our common stock in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Preferred Stock.  We have no shares of preferred stock issued.

Stock Option Plan.  We have not approved any stock option plans.

DESCRIPTION OF BUSINESS

Company History
---------------

We were formed on June 26, 2009 as EnzymeBioSystems, a Nevada corporation. We are a startup company that plan to manufacture specialty enzymes. Activities to date have been limited primarily to organization, initial capitalization, establishing administrative offices in Solon, Ohio, and commencing our initial operational plans. As of the date of this offering circular, the Company has developed a business plan, established administrative offices and started obtaining materials to build its laboratory.

Overview
--------

We a start-up company focused on becoming a manufacturing organization, focused on the discovery, development and commercialization of improved enzyme products to be used by pharmaceutical and biotechnology companies in developing drug compounds, biologics, specialized enzymes and drug delivery services.

We foresee our three areas of business opportunity, includes: 1) buying raw materials to produce specialty enzymes in our lab facility and offer these products for sale to research facilities and pharmaceutical companies; 2) become a specialty contract manufacture for research universities and pharmaceutical companies that utilize enzymes in their research programs; and, 3) Publish in research and medical journals theoretical and practical applications of enzyme research, for the direct purpose of selling our research applications to research facilities.

We plan to deploy our enzyme technologies across diverse markets that represent commercial opportunities. We plan to use enzyme technologies to develop commercial solutions for a broad range of applications within the specialty chemical industry. These markets are largely served by a small number of large, well-established businesses and research university centers. We plan to work collaboratively with those industrial companies to develop differentiated, high performance enzyme solutions for their target markets, and to leverage their well-developed distribution capabilities to better exploit commercial opportunities. We believe that this market approach might give us the ability to broadly apply our unique enzyme development and manufacturing capabilities while minimizing commercialization risk.

We currently have only limited resources and capability to develop, manufacture, market, sell, or distribute specialty enzyme products on a commercial scale. We will determine which specialty enzyme products to pursue independently based on various criteria, including: investment required, estimated time to market, regulatory hurdles, infrastructure requirements, and industry-specific expertise necessary for successful commercialization. At any time, we may modify our strategy and pursue collaborations for the development and commercialization of some specialty enzyme products that we had intended to pursue independently. In order for us to commercialize more specialty enzyme products directly, we plan to establish or obtain through outsourcing arrangements additional capability to develop, manufacture, market, sell, and distribute such products.

We plan to pursue corporate and university research center partnerships to enable the development of a broad portfolio of enzyme products and commercialize additional enzyme products. To date, we have yet to commercialize any enzyme products. Our goal is to establish a pipeline of early-to-late-stage product candidates that could be commercialized in the next year.

We have identified key market segments where we hope to develop enzyme products through strategic partnerships. Our established criteria for entering into such partnerships include:

     o  commercial revenue opportunity and novelty of the product(s);
     o  estimated time to market;
     o  regulatory hurdles;
     o infrastructure requirements; industry-specific expertise necessary for successful commercialization; and
     o sufficiency of financial resources to fund development and commercialization efforts.

Management believes that our future partnerships will allow us to utilize our partners' marketing and distribution networks, share the investment risk, and access additional resources to expand our product portfolio and market opportunities. In entering these agreements, we plan to obtain a combination of technology access fees, research support payments, license or commercialization fees, and royalties from the commercialization of products resulting from these alliances.

We plan to protect and enhance our technology leadership position for the development of novel enzymes. We believe that our particular scientific, manufacturing, process engineering and technology capabilities will represent a significant, competitive advantage which we expect to maintain and extend. These capabilities include an end-to-end enzyme product solution, consisting of:
     o  multiple evolution technologies for optimizing enzymes;
     o  manufacturing know-how and capabilities; and
     o development of heterologous expression systems which allow for a broader range of organisms from which to develop product candidates.


Marketing Strategy
------------------

Through our future independent and collaborative research and development programs, we plan to develop commercial enzyme products across multiple markets. In addition, we plan to develop a pipeline of enzyme product candidates that we expect to launch independently and/or in collaboration with strategic partners. Once we develop our innovative enzyme products, we plan to send samples of these products to potential customers. This will give them an opportunity to evaluate our products as compared to the enzymes they are purchasing from our competition.

Competition
-----------

Our competitors have substantially greater financial, technical, and marketing resources than we do and may succeed in developing products that would render our products obsolete or noncompetitive. In addition, many of these competitors have significantly greater experience than we do in their respective fields. Our ability to compete successfully will depend on our ability to develop proprietary products that reach the market in a timely manner and are technologically superior to, and/or are less expensive than, other products on the market. Current competitors or other companies may develop technologies and products that are more effective than ours. Our technologies and products may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by one or more of our competitors. The existing approaches of our competitors or new approaches or technology developed by our competitors may be more effective than those developed by us.

Any enzyme products that we develop will compete in multiple, highly competitive markets. For example, Codexis, Maxygen, Inc., Evotec, and Xencor have alternative evolution technologies. Integrated Genomics Inc., Myriad Genetics, Inc., and ArQule, Inc. perform screening, sequencing, and/or bioinformatics services. Novozymes A/S, Verenium Corporation, Genencor International Inc. and MPBiomedicals are involved in development, overexpression, fermentation, and purification of enzymes. There are also a number of academic institutions involved in various phases of our technology process. Many of these competitors have significantly greater financial and human resources than we do. We believe that the principal competitive factors in our market are access to genetic material, technological experience and expertise, and proprietary position.

Our Growth Strategy
-------------------

Management is preparing a number of trade articles to publish in research and medical journals on the theoretical and practical applications of enzyme research. Management hopes these articles will give the Company some notoriety among enzyme researchers/users. The articles are being prepared for the direct purpose of selling our research applications to research facilities and end users. If enzyme researchers/users are intrigued by the applications discussed in the research articles, management believes these researches/users will become future customers and purchase specialty enzymes from EnzymeBioSystems. Also, management hopes to position the Company, whereby it receives royalties from the enzyme applications it develops and markets.

Sources and Availability of Raw Materials
-----------------------------------------

We plan to purchase raw materials to manufacture specialty enzymes from outside suppliers.

Dependence on Major Customers
-----------------------------

At this time, we have yet to achieve any revenues, and we have no customers. We expect our products will be purchased by a limited number of customers such as pharmaceutical and biotechnology companies who develop drug compounds, biologics, specialized enzymes and drug delivery services and research universities.

Patents, Trademarks and Licenses
--------------------------------

We do not have any trademarks, patents, or other intellectual property.

We plan to rely on trade secrets, technical know-how, and continuing invention to develop and maintain our competitive position. We will take security measures to protect our trade secrets, proprietary know-how and technologies, and confidential data and continue to explore further methods of protection. Our policy is to execute confidentiality agreements with our employees and consultants upon the commencement of an employment or consulting arrangement with us. These agreements generally require that all confidential information developed or made known to the individual by us during the course of the individual's relationship with us be kept confidential and not disclosed to third parties. These agreements also generally provide that inventions conceived by the individual in the course of rendering services to us shall be our exclusive property.

Need for Government Approval
----------------------------

Non-drug biologically derived products are regulated in the United States based on their application, by either the United States Food and Drug Administration, or FDA, the Environmental Protection Agency, or EPA, or, in the case of plants and animals, the United States Department of Agriculture, or USDA. In addition to regulating drugs, the FDA also regulates food and food additives, feed and feed additives, and GRAS (Generally Recognized As
Safe) substances used in the processing of food. The EPA regulates biologically derived chemicals not within the FDA's jurisdiction. Although the food and industrial regulatory process can vary significantly in time and expense from application to application, the timelines generally are shorter in duration than the drug regulatory process.

We are subject to regulation by the FDA and comparable regulatory agencies in foreign countries with respect to the development and commercialization of products resulting from our drug discovery activities. The FDA and comparable regulatory bodies in other countries currently regulate enzymes and related pharmaceutical products as biologics. Biologics are subject to extensive pre- and post-market regulation by the FDA, including regulations that govern the collection, testing, manufacture, safety, efficacy, potency, labeling, storage, record keeping, advertising, promotion, sale and distribution of the products.

Although there are some centralized procedures for filings in the European Union countries, in general each country has its own procedures and requirements, and compliance with these procedures and requirements may be expensive and time-consuming. Accordingly, there may be substantial delays in obtaining required approvals from foreign regulatory authorities after the relevant applications are filed, if approvals are ultimately received at all.

Effect of Government Regulation on Business
-------------------------------------------

In the United States, transgenic agricultural products may be reviewed by the FDA, EPA, and USDA, depending on the plant and the trait engineered into it. The regulatory process for these agricultural products can take up to five years of field testing under USDA oversight, and up to another two years for applicable agencies to complete their reviews.

Outside of the United States, scientifically-based standards, guidelines and recommendations pertinent to transgenic and other products intended for the international marketplace are being developed by, among others, the representatives of national governments within the jurisdiction of the standard-setting bodies, including Codex Alimentarius, the International Plant Protection Convention, and the Office des International Epizooties. The use of the existing standard-setting bodies to address concerns about products of biotechnology is intended to harmonize risk-assessment methodologies and evaluation of specific products or classes of products.

In the future we may be subject to additional laws, regulations, policies, approvals and the like of federal, state, local, municipal, foreign and other bodies.

Research and Development
------------------------

Research and development expenses related to our specialty enzyme business include costs related to ongoing bioprocess development and manufacturing process yield improvements, funded support for research collaborations and to
a lesser extent, early stage product development.   Due to limited capital
resources and challenging economic conditions expected in 2009, we do not anticipate that we will spend significant resources on early stage specialty enzyme product development during 2009 without additional investment from strategic partners.

Environmental Regulation
------------------------

We seek to comply with all applicable statutory and administrative requirements concerning environmental quality. We have made, and will continue to make, expenditures for environmental compliance and protection. Expenditures for compliance with environmental laws have not had, and are not expected to have, a material effect on our capital expenditures, results of operation or competitive position.

Employees
---------

The Company currently has: two Officers, who are also Directors of the Company, these two individuals perform all of the job functions for the Company. Ashot Martirosyan, our President plans to devote 40 hours per week of his time to our business; and Anushavan Yeranosyan, our Secretary/Treasure plans to devote 20 hours per week of his time to our business. The Company has no intention at this time to add employees until it can become a profitable entity. The Company from time to time may retain independent consultants in connection with its operations.

(i) The Company's performance is dependent on the performance of its officers. In particular, the Company's success depends on their ability to develop a business strategy which will be successful for the Company.

(ii) The Company does not carry key person life insurance on any of its personnel. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, results of operations and financial condition of the Company. The Company's future success also depends on its ability to retain and attract highly qualified technical and managerial personnel.

(iii) There can be no assurance that the Company will be able to retain its key managerial and technical personnel or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. The inability to attract and retain the technical and managerial personnel necessary to support the growth of the Company's business, due to, among other things, a large increase in the wages demanded by such personnel, could have a material adverse effect upon the Company's business, results of operations and financial condition.

DESCRIPTION OF PROPERTY

Our executive offices are located in Solon, Ohio, at 35595 Spatterdeock Lane, Solon, OH 44139, Tel: (440) 554-5417. This executive office is being provided at no cost by one of the Officers of the Company. The Officer will not seek reimbursement for providing this office space. We are looking to lease a facility of approximately 1,000 square feet to build our laboratory. The officers of the company plan to build the laboratory themselves, as one is a systems engineer, and the other is a chemical engineer.

LEGAL PROCEEDINGS

We are not a party to or otherwise involved in any legal proceedings.

In the ordinary course of business, we expect from time to time we will be involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

FINANCIAL STATEMENTS

                              EnzymeBioSystems
                        (A DEVELOPMENT STAGE COMPANY)
                       INDEX TO FINANCIAL STATEMENTS

                             FINANCIAL STATEMENTS
                             EnzymeBioSystems
                                June 30, 2009


                                                                   PAGE
                                                                   ----
Year end June 30, 2009 Financials (audited):

Independent Auditors' Report                                       F-1
Balance Sheet                                                      F-2
Statements of Operations                                           F-3
Statements of Changes in Stockholders' Equity                      F-4
Statements of Cash Flows                                           F-5
Notes to Financials                                                F-6-13


MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          -------------------------------------------------------

To the Board of Directors
EnzymeBioSystems
(A Development Stage Company)

We have audited the accompanying balance sheet of EnzymeBioSystems (A Development Stage Company) as of June 30, 2009, and the related statements of operations, stockholders' equity and cash flows for the period from inception on June 26, 2009 through June 30, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EnzymeBioSystems (A Development Stage Company) as of June 30, 2009, and the related statements of operations, stockholders' equity and cash flows for the period from inception on June 26, 2009 through June 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has accumulated deficit of $500 as of June 30, 2009, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    July 7, 2009

                  6490 West Desert Inn Road, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501

                                EnzymeBioSystems
                          (A Development Stage Company)
                                  Balance Sheet


                                                                June 30,
                                                                  2009
                                                              ------------
ASSETS

Current Assets:
   Cash                                                       $         -
   Funds held in escrow                                            30,500
                                                              -----------
     Total current assets                                          30,500
                                                              ------------
TOTAL ASSETS                                                  $    30,500
                                                              ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' equity:
   Preferred stock, $0.001 par value, 5,000,000
     shares authorized, none issued and
     outstanding as of 6/30/09                                          -
   Common stock, $0.001 par value, 195,000,000
     shares authorized, 30,500,000 shares issued and
     outstanding as of 6/30/09                                     30,500
   Additional Paid-in Capital                                         500
   (Deficit) accumulated during
     development stage                                               (500)
                                                              ------------
     Total stockholders' equity                                    30,500
                                                              ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $    30,500
                                                              ============

   The accompanying notes are an integral part of these financial statements.

                                EnzymeBioSystems
                          (A Development Stage Company)
                             Statement of Operations


                                                               For the period
                                                                   from
                                                               June 26, 2009
                                                               (Inception) to
                                                               June 30, 2009
                                                               --------------
Revenue                                                        $           -
                                                               --------------

Expenses:

Incorporating Fees                                                       500
                                                               --------------
   Total expenses                                                        500
                                                               --------------

Net (loss) before income taxes                                          (500)

Provision for income tax                                                   -
                                                               --------------

Net (loss)                                                     $        (500)
                                                               ==============

Net (loss) per share - basic and fully diluted                 $       (0.00)
                                                               ==============

Weighted average number of common shares outstanding -
  basic and fully diluted                                         30,500,000
                                                               ==============


   The accompanying notes are an integral part of these financial statements.

                                EnzymeBioSystems
                          (A Development Stage Company)
                        Statement of Stockholders' Equity


                                                       (Deficit)
                              Preferred               Accumulated
            Common Stock        Stock     Additional     During       Total
         ------------------ --------------  Paid-in   Development  Stockholders
            Shares   Amt    Shares   Amt    Capital       Stage       Equity
         ---------- ------- -------  ----- --------- -----------   ----------
June 26,
2009
Contributed
Capital           - $     -       -  $   - $    500  $        -    $     500

June 29,
2009
Founders
shares
issued for
cash at
$0.001 per
share    30,500,000 $30,500        -     -        -           -       30,500

Net (loss)
for the
year ending
June 30,
2009                                                       (500)        (500)
         ---------- ------- -------  ----- --------- -----------   ----------

Balance,
June 30,
2009     30,500,000 $30,500       -  $   - $     500  $    (500)   $  30,500
         ========== ======= =======  ===== ========== ==========   ==========


  The accompanying notes are an integral part of these financial statements.

                                EnzymeBioSystems
                          (A Development Stage Company)
                             Statement of Cash Flows


                                                               For the period
                                                                   from
                                                               June 26, 2009
                                                               (Inception) to
                                                               June 30, 2009
                                                               --------------
OPERATING ACTIVITIES:
   Net (loss)                                                  $        (500)
                                                               --------------
   Cash (used) by operating activities                                  (500)
                                                               --------------


FINANCING ACTIVITIES:
   Sale of Common Stock                                               30,500
   Contributed Capital                                                   500
                                                               --------------
   Cash provided by financing activities                              31,000
                                                               --------------


Net increase in cash                                                  30,500
Cash at beginning of period                                                -
                                                               --------------
Cash at end of period                                          $      30,500
                                                               ==============


SUPPLEMENTAL DISCLOSURES:
   Interest paid                                               $           -
                                                               ==============
   Income taxes paid                                           $           -
                                                               ==============
   Non-cash transactions                                       $           -
                                                               ==============


   The accompanying notes are an integral part of these financial statements.

                               EnzymeBioSystems
                        (A Development Stage Company)
                        Notes to Financial Statements
                                June 30, 2009

NOTE 1.   GENERAL ORGANIZATION AND BUSINESS

EnzymeBioSystems (the Company) was incorporated under the laws of the state of Nevada on June 26, 2009. The Company has two officers and directors and was organized to conduct any lawful business.

The Company has minimal operations and in accordance with the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7, the Company is considered a development stage company.

NOTE 2.    SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company had cash assets of $30,500 and no liabilities as of June 30, 2009. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

Earnings per Share
------------------
Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the entity, but these potential common stock equivalents were determined to be antidilutive.

Calculation of net income (loss) per share is as follows:

                                                           For the year ended
                                                              June 30, 2009
                                                           ------------------
Net income (loss) (numerator)                              $            (500)
                                                           ==================
Weighted average common
  shares outstanding                                              30,500,000

Basic gain (loss) per share                                $           (0.00)
                                                           ==================

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No Dividends have been paid during the period shown.

                               EnzymeBioSystems
                        (A Development Stage Company)
                        Notes to Financial Statements
                                June 30, 2009


NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES-CONTINUED

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year-end
--------
The Company has selected June 30 as its year-end.

Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3.   GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred net losses of $(500) for the period from June 26, 2009 (inception) to June 30, 2009. The future of the
Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

Management has plans to seek additional capital through private placements and public offerings of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                               EnzymeBioSystems
                        (A Development Stage Company)
                        Notes to Financial Statements
                                June 30, 2009


NOTE 3.   GOING CONCERN (continued)

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.


NOTE 4.   STOCKHOLDERS'EQUITY

The Company is authorized to issue up to 5,000,000 of its $0.001 par value preferred stock and up to 195,000,000 of its $0.001 par value common stock.

Preferred Stock
---------------
No shares of preferred stock have been issued.

Common Stock
------------
On June 29, 2009, the Company issued 30,500,000 shares of its $0.001 par value common stock to its nine founders for $30,500 in cash.

No other issuances of preferred or common stock have been made.


NOTE 5.   RELATED PARTY TRANSACTIONS

Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 6.    PROVISION FOR INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax

                               EnzymeBioSystems
                        (A Development Stage Company)
                        Notes to Financial Statements
                                June 30, 2009


NOTE 6.    PROVISION FOR INCOME TAXES (continued)

assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

                   U.S federal statutory rate      (34.0%)
                   Valuation reserve                34.0%
                                                   ------
                   Total                               -%

Income tax benefits as of June 30, 2009, are calculated as follows:

                            Book loss         $   500
                            Less: Book              -
                            depreciation
                            Add: Tax                -
                            depreciation
                                              --------
                            Net loss          $   500
                            Effective              34%
                            tax rate
                                              --------
                            Tax benefit       $   170
                            Valuation         $  (170)
                            allowance
                                              --------
                                              $     -
                                              --------

During the year ended June 30, 2009, the Company recorded a valuation allowance of $500 on the deferred tax assets to reduce the total to an amount that management believes will ultimately be realized. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. There was no other activity in the valuation allowance account during the year ended June 30, 2009.

                               EnzymeBioSystems
                        (A Development Stage Company)
                        Notes to Financial Statements
                                June 30, 2009


NOTE 7.   RECENT PRONOUNCEMENTS

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, "Earnings per Share." FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

                               EnzymeBioSystems
                        (A Development Stage Company)
                        Notes to Financial Statements
                                June 30, 2009


NOTE 7.   RECENT PRONOUNCEMENTS (continued)

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB
107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

                               EnzymeBioSystems
                        (A Development Stage Company)
                        Notes to Financial Statements
                                June 30, 2009


NOTE 7.   RECENT PRONOUNCEMENTS (continued)

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51. This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations'. This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.
This Statement establishes principles and requirements for how the acquirer:
(a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

                               EnzymeBioSystems
                        (A Development Stage Company)
                        Notes to Financial Statements
                                June 30, 2009


NOTE 7.   RECENT PRONOUNCEMENTS (continued)

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities-Including an Amendment of FASB Statement No.
115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements. The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

                               EnzymeBioSystems
                        (A Development Stage Company)
                        Notes to Financial Statements
                                June 30, 2009


NOTE 8.  CONCENTRATIONS OF RISKS

Cash Balances
-------------

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC). This government corporation insured balances up to $100,000 through October 13, 2008. As of October 14, 2008 all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all personal and business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account. This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2009.

All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December 31, 2009. On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, will return to at least $100,000 per depositor. Insurance coverage for certain retirement accounts, which include all IRA deposit accounts, will remain at $250,000 per depositor.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

You should read the following discussion in conjunction with our financial statements and the related notes and other financial information included in this Form S-1. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Form S-1, particularly in the Section titled Risk Factors.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Summary Overview
----------------

We are a start-up company focused on becoming a manufacturing organization, focused on the discovery, development and commercialization of improved enzyme products to be used by pharmaceutical and biotechnology companies in developing drug compounds, biologics, specialized enzymes and drug delivery services.

We foresee our three areas of business opportunity, includes: 1) buying raw materials to produce specialty enzymes in our lab facility and offer these products for sale to research facilities and pharmaceutical companies; 2) become a specialty contract manufacture for research universities and pharmaceutical companies that utilize enzymes in their research programs; and, 3) Publish in research and medical journals theoretical and practical applications of enzyme research, for the direct purpose of selling our research applications to research facilities.

Plan of Operation
-----------------

As of the date of this Registration Statement, we have serious concerns as to whether we have, and will have, sufficient cash flow to continue to operate for the next twelve months if we are not successful in finding a market for our future enzyme products. We will apply any proceeds from future revenues to help cover our expenditures, but we anticipate that our projected expenditures will most likely exceed any proceeds from those revenues over the next twelve months, which will require that we obtain new financing in order for us to pursue our current plan of operations. We plan to look for both public and private sources of financing. There can be no assurance, however, that we can obtain sufficient capital on acceptable terms, if at all. If we do not achieve the necessary financing, then we will not be able to proceed with our planned activities, which would materially adversely effect our financial condition, business prospects and results of operations.


Explanatory Paragraph in Our Independent Registered Public Accounting
Firm Report
--------------------------------------------------------------------------

Our independent accountants have included an explanatory paragraph in their most recent report, stating that our audited financial statements for the year ending June 30, 2009, were prepared assuming that we will continue as a going concern. They note that we are dependent upon our ability to obtain financing and upon future profitable operations from the development of our business opportunities, and that there are no assurances that we will be able to meet our financial obligations in the future.


Background
----------

We were formed on June 26, 2009 as EnzymeBioSystems, a Nevada corporation. We are a startup company that plan to manufacture specialty enzymes. Activities to date have been limited primarily to organization, initial capitalization, establishing administrative offices in Solon, Ohio, and commencing our initial operational plans. As of the date of this offering circular, the Company has developed a business plan, established administrative offices and started obtaining materials to build its laboratory.

We a start-up company focused on becoming a manufacturing organization, focused on the discovery, development and commercialization of improved enzyme products to be used by pharmaceutical and biotechnology companies in developing drug compounds, biologics, specialized enzymes and drug delivery services.

Results of Operations
---------------------

From Inception on June 26, 2009, through June 30, 2009
------------------------------------------------------

During the period from inception on June 26, 2009 to June 30 2009, we have generated no revenues. Our net loss since inception is $500. This is the fee paid for incorporation.

Since inception, we have sold 30,500,000 shares of common stock at $0.001 per share to our nine founders for proceeds of $30,500.

As of the date of this Prospectus we have hired an attorney in relation to this Registration Statement, and an auditor to audit our financial statements.

Liquidity and Capital Resources
-------------------------------

As of June 30, 2009, our total current assets were $30,500. As of June 30, 2009, our total liabilities were $0. We expect to incur losses over the next two years.

We have funded our operations through financing activities consisting primarily of the purchase of our securities from our founders.

During the period from inception to June 30, 2009, proceeds were received from the sale of common stock of $30,500. In addition, our Director contributed to us a $500 to pay for incorporation, with the Nevada Secretary of State. Our Director will not seek reimbursement for this contributed capital.


Cash Requirements
-----------------

We intend to use the funds raised the by offering described herein to purchase raw materials, package final materials, and ship samples to our potential customers.

We anticipate we may need to rely on equity sales of our common shares in order to continue to fund our business operations, if we cannot generate enough revenues to cover our projected expenses. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our research and development activities.

Sources and Uses of Cash
------------------------

We did not receive any cash from operations for the year ended June 30, 2009. We used ($500) in cash for incorporation fees during this period. Until we have operations we do not anticipate we will generate any cash from operating activities. Until that time we believe we have sufficient funds available to sustain our operations for the next twelve months.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have no disclosure required by this Item.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks, which include interest rate risk and potentially the prices of commodities. We do not engage in financial transactions for trading or speculative purposes.

Commodity Prices. We are exposed to fluctuation in market prices for our raw materials. To mitigate risk associated with increases in market prices and commodity availability, we plan negotiate contracts with favorable terms directly with vendors. We do not enter into forward contracts or other market instruments as a means of achieving our objectives or minimizing our risk exposures on these materials.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the
Board of Directors.   There are no family relationships among any of the
directors and officers.



Name                         Age   Positions and Offices Held
---------------              ---   --------------------------
Ashot Martirosyan            57    President and Director
Anushavan Yeranosyan         46    Secretary, Treasurer and Director


Ashot Martirosyan - Background
-------------------------------

1992 - 2008     Institute of Fine Organic Chemistry,
                National Academy of Sciences, Republic of Armenia
                Head of Antibiotics Laboratory

1984 - 1992     Institute of Fine Organic Chemistry,
                National Academy of Sciences, Republic of Armenia
                Senior Researcher

1976 - 1984     Institute of Fine Organic Chemistry,
                National Academy of Sciences, Republic of Armenia
                Antibiotics Laboratory Researcher

1974 - 1976     Optical-Mechanical Corporation - "Astro"
                Head of Chemical Laboratory

Education:

1980 - 1984     Yerevan State University
                Ph.D. degree, Candidate of Chemical Sciences: Organic
                Chemistry


1969 - 1974     Moscow Chemical and Technological Institute of D.I. Mendeleev
                Department of Organic Chemistry
                Chemical Technology

Anushavan Yeranosyan - Background

2002 - 2009     Cutting Systems, Inc.
                United States
                Director of Engineering

1998 - 2002     Cutting Systems, Inc.
                United States
                Production Manager

1996 - 1998     Cutting Systems, Inc.
                United States
                Engineer

1992 - 1996     Armenian Services LLC
                Armenia
                Founder/Owner

1990 - 1992     Laser Institute
                Yerevan, Armenia
                Project Manager

1988 - 1990     Laser Institute
                Yerevan, Armenia
                Engineer


1984 - 1988     Aviocomplex
                Yerevan, Armenia
                Engineer


Education:

1987 - 1988     Moscow
                Moscow Humanitarian University
                Master's Degree - International Relations


1979 - 1984     State Engineering University of Armenia (Polytechnic)
                Master's Degree
                Electronics

EXECUTIVE COMPENSATION

Our officers/directors have not received any compensation since our inception. We do not anticipate paying compensation to officers/directors until our Company can generate a profit on a regular basis.

Ashot Martirosyan, our president and director was issued 10,000,000 restricted common shares in June, 2009 for $10,000 cash. Anushavan Yeranosyan, our Secretary, Treasurer and director was also issued 10,000,000 restricted common shares in June, 2009 for $10,000 cash. These founder's shares were purchased by Ashot Martirosyan and Anushavan Yeranosyan, and were not issued as compensation for services.

We do not have any employment agreements with our officers. We do not maintain key-man life insurance for any our executive officers/directors. We do not have any long-term compensation plans or stock option plans.

Term of Office
--------------

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.


Family Relationships
--------------------

There are no arrangements or understandings pursuant to which a director or executive officer was selected to be a director or executive officer. There are no family relationships among our directors/officers.


Significant Employees
---------------------

We have no significant employees other than Officers/Directors.

Involvement in Certain Legal Proceedings
----------------------------------------

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee Financial Expert
--------------------------------

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert
------------------------------------------

Our principal independent accountant is Moore & Associates, Chartered. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee. Anushavan Yeranosyan is the board's financial expert member.

Potential Conflicts of Interest
-------------------------------

We are not aware of any current or potential conflicts of interest with any of our officers/directors.

Compensation of Directors
-------------------------

We issue our directors 10,000 shares each, per year, as compensation for serving on our Board of Directors. We issue the Chairman of the Board an additional 10,000 shares annually.

      Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of June 30, 2009, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 30,500,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

                                                                   Percent of
                                           Amount of                  Class
                   Name and Address        Beneficial    Percentage    after
Title of Class    of Beneficial Owner      Ownership      of Class   Offering
----------------  ---------------------  --------------   --------  ---------
Common Stock      Ashot Martirosyan(1)     10,000,000     32.7%      31.7%
Common Stock      Anushavan Yeranosyan(2)  10,000,000     32.7%      31.7%
-----------------------------------------------------------------------------

1) Ashot Martirosyan, 35595 Spatterdeock Lane, Solon, OH  44139
2) Anushavan Yeranosyan, 35595 Spatterdeock Lane, Solon, OH  44139

There are no current arrangements which will result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our officers and directors are also our primary shareholders. Together, our officers and directors control 20,000,000 shares of our common stock, or 65% of our outstanding common stock.

The company's Director has contributed office space for our use for all periods presented. There is no charge to us for the space, and the director will not seek compensation for the use of this space.

Through a Board Resolution, the Company hired the professional services of Moore & Associates, Chartered, Certified Public Accountants, to perform audited financials for the Company. Moore & Associates, Chartered own no stock in the Company. The company has no formal contracts with its accountants, they are paid on a fee for service basis.



INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


LEGAL MATTERS

The Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


Interest of Named Experts and Counsel
-------------------------------------

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.



WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U. S. Securities and Exchange Commission a registration statement on Form S-1, together with all amendments and exhibits thereto, under the Securities Act of 1933 with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Copies of all or any part of the registration statement may be inspected without charge or obtained from the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. The registration statement is also available through the Commission's web site at the following address: http://www.sec.gov.

                      [BACK COVER PAGE OF PROSPECTUS]


                                 [date]


                                PROSPECTUS



                            EnzymeBioSystems


                               Common Stock


                           11,500,000 Shares of
                               Common Stock

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholder, who may be deemed to be an underwriter in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Nature of Expenses:

                                                                Amount
                                                                ------
U. S. Securities and Exchange Commission registration fee       $    6
Legal fees and miscellaneous expenses*                          $1,000
Audit Fees                                                      $2,500
Transfer Agent fees*                                            $  500
Printing*                                                       $  294
                                                                ------
Total                                                           $4,300
                                                                ======

*Estimated Expenses

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are:
(a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.


RECENT SALES OF UNREGISTERED SECURITIES

On June 26, 2009 (inception), we issued 30,500,000, par value $0.001 common shares of stock for cash to the nine founding shareholders, this includes 10,000,000 shares to Ashot Martirosyan, who is our President, and Director, and 10,000,000 shares to Anushavan Yeranosyan, who is our Secretary, Treasurer, and Director. The other founding shareholders include:
Edgar Nalbandyan (1,500,000 shares), Lida Gevorgyan (1,500,000 shares), Haikanush Yeranossian (1,500,000 shares), Frounz Yeranossian (1,500,000 shares), Anton Yeranossian (1,500,000 shares), (1,500,000 shares), Hasmik Hayrapetyan (1,500,000 shares), and Karine Abrahamyan (1,500,000 shares).

The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the investors were sophisticated investors, familiar with our operations.

There have been no other issuance of shares since our inception on June 30, 2009. As of July 14, 2009, we have a total nine (9) shareholders.

Exhibits

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
-------------------------------------------------------------------------
         3.1          Articles of Incorporation          This filing
                      June 26, 2009 as currently
                      in effect
-------------------------------------------------------------------------
         3.2          Bylaws of the Registrant           This filing
                      dated June 29,, 2009 as
                      currently in effect
-------------------------------------------------------------------------
         5.1          Opinion of Thomas C. Cook, Esq.    This filing
                      regarding the legality of the
                      securities being registered
-------------------------------------------------------------------------
        23.1          Consent of Moore & Associates,     This filing
                      Chartered for June 30, 2008
                      audit
-------------------------------------------------------------------------
        23.2          Consent of Thomas C. Cook, Esq.    This filing
                      (included in Exhibit 5.1)
-------------------------------------------------------------------------
        99.1          Subscription Agreement             This filing

-------------------------------------------------------------------------

UNDERTAKINGS

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.   We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

    (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                        SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio.

                                       EnzymeBioSystems


Dated:  July 16, 2009                   /s/ Ashot Martirosyan
        -------------                  ---------------------------------
                                       By:  Ashot Martirosyan
                                       Its: President and Chairman of the
                                            Board

Further, we, the undersigned officers and directors of EnzymeBioSystems (the "Registrant") hereby severally constitute and appoint Ashot Martirosyan and Anushavan Yeranosyan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this Registration Statement on Form S-1 of the Registrant, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 14, 2009.


Dated:  July 16, 2009                   /s/ Ashot Martirosyan
        -------------                  ---------------------------------
                                       By:  Ashot Martirosyan
                                       Its: President and Chairman of the
                                            Board

Dated:  July 16, 2009                   /s/ Anushavan Yeranosyan
        -------------                  ---------------------------------
                                       By:  Anushavan Yeranosyan
                                       Its: Secretary, Treasurer
                                            and Director